UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 17, 2006

In This Issue:
•	Introduction

•	Top Line Messages

•	What Can You Say?

•	FAQs

•	Additional Resources

•	Legal Ledger
Special Merger Edition for Partners & Vendors
Introduction
You’ve no doubt heard the news of the merger agreement between BellSouth and AT&T and of course you have questions. This newsletter will summarize the information we have to date and provide you with links to additional resources. This information has been taken from various sources available on the www.bellsouth.com/investor web site.
The Securities and Exchange Commission has strict rules that require companies to file copies of written communications in cases like this. Therefore, it is of the utmost importance that you do not communicate anything to your customers or other third parties that has not been approved in advance. In all cases it is appropriate and preferred that you refer inquires to the www.bellsouth.com/investor web site.
Top Line Messages
•	This union combines two well-respected companies with complementary strengths and two great brands to create a communications industry leader in wireline, wireless and broadband solutions, as well as directory advertising and publishing.

•	This combination is good for our employees, our customers and our shareholders and builds on the tradition of community service by both companies.

•	This is a strong cultural fit; the companies share a common past and an ongoing legacy of innovation, integrity, reliability and customer service. This new company will set the standard in communications for years to come.

•	After closing, the current BellSouth will continue as a regional operation of AT&T, headquartered in Atlanta; and state headquarters will remain in each of BellSouth’s nine states.

•	Cingular headquarters will remain in Atlanta.

•	BellSouth will remain a committed and prominent corporate citizen in the areas where we operate.

•	The merger will need approval from the company’s shareholders, the FCC, the U.S. Department of Justice, various state regulatory agencies, and a small number of local and foreign authorities.

What Can You Say?
When asked about the merger by someone outside BellSouth you should respond as follows:
Yes, BellSouth has agreed to be acquired by AT&T; the merger was announced on March 5, 2006. We believe that this merger will result in significant benefits for our customers through faster access to new and advanced services, expanded service capabilities and state-of-the-art networks. Prior to closing, the merger will not affect your current relationship with BellSouth or the services BellSouth provides to you. BellSouth remains committed to providing the same superior customer service you’ve come to expect. You can read complete details of the merger on the www.bellsouth.com/investor web site.
BellSouth has designated spokespersons who are authorized to discuss merger-related issues with the news media. All requests from the news media for interviews, comments, information, etc. related to the merger should be referred to BellSouth’s office of Media Relations.
FAQs
1.	With the announcement of the merger, why should I now switch my local service back to BellSouth from AT&T?
BellSouth today provides and will continue to provide excellent products and customer service at very competitive prices. Until the merger closes, BellSouth is operating in a business as usual manner. At this point, we do not know what may happen after the merger.
2.	With the announcement of the merger, why should I now switch my long distance from AT&T to BellSouth, even if BellSouth’s rates are cheaper?
You will benefit from BellSouth’s excellent products and services as well as save money. Until the merger closes, BellSouth is operating in a business as usual manner. At this point, we do not know what may happen after the merger.
3.	If I sign a contract (local term or core long distance), new or renewal, how will the merger affect me?
All customer contracts will continue to be honored by AT&T following completion of the merger.
4.	I’m a large company with need for a redundant long distance network. I was going to sign a Business Class Long Distance V&T with BSLD; why should I do that now?
All customer contracts will continue to be honored by AT&T following completion of the merger.
5.	What happens to the BSLD-Qwest partnership after the merger? Will Qwest still be the backbone provider for BSLD? What happens to my existing BSLD contract?
We will honor all existing customer contracts and all customer contracts will be honored by AT&T following completion of the merger. After the merger is closed, AT&T will determine which networks we will use to provide services.

6.	I’m a BellSouth Select Program customer. What happens to my Select Points balance after the merger?
Until the merger closes, BellSouth is operating in a business as usual manner. Therefore, you will continue to receive all program benefits, subject to the terms of lawfully filed tariffs. At this point, we do not know what may happen following the merger.
Additional Resources
BellSouth Authorized Representatives and Vendors in either the Distribution (Business and Consumer) or OBTM organizations, you should look for periodic updates in your channel newsletters that will take you to the www.bellsouth.com/investor web site. You can access the site directly by clicking the link or you can access it from the Partner Connexion Library > Newsroom > BellSouth In the News page.
Additionally, we are working on compiling responses to the questions your customers are asking most frequently. If you have a question you’d like to submit for clarification or for the “official response,” please email it to Jennifer Thatcher.
Legal Ledger
NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.